Exhibit (p)(15)
INDEPENDENT TRUSTEES CODE OF ETHICS
PACIFIC SELECT FUND and PACIFIC FUNDS
The following Code of Ethics (“Code”) is adopted by Pacific Select Fund and Pacific Funds (each a “Fund”, together the “Funds”) pursuant to Rule 17j-1 of the Investment Company Act of 1940, as amended (the “Act”). This Code is intended to ensure that all acts, practices and courses of business engaged in by Independent Trustees (as defined in this Code) of the Funds reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder. Many terms and phrases are defined terms and phrases (e.g., the term “Security” and the phrase “Security Held or to be Acquired by the Funds” have special definitions), and reference should be made to the definitions section at the end of this Code with respect to all capitalized defined terms or phrases.
I.	STATEMENT OF GENERAL PRINCIPLES

The following are general principles governing personal securities transactions by Independent Trustees:
(1)	Independent Trustees have a duty to place the interests of the Funds’ shareholders first;

(2)	Independent Trustees must comply with this Code and avoid any actual or potential conflicts of interest in personal securities transactions; and

(3)	Independent Trustees cannot take inappropriate advantage of their positions, including in particular, front-running purchases or sales by the Funds.
II.	GENERAL PROHIBITIONS
A.	No Independent Trustee shall, in connection with the Purchase or Sale of a Security, directly or indirectly, by such person of a Security Held or to be Acquired by the Funds:
(1)	employ any device, scheme or artifice to defraud the Funds;

(2)	make any untrue statement of a material fact to the Funds or omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;

(3)	engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds;

(4)	engage in any manipulative practice with respect to the Funds.

B.	Any Independent Trustee who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the Funds’ Compliance Officer (or his/her designee), prior to proceeding with the transaction.
III.	REPORTING

In general, Independent Trustees are not subject to restrictions with respect to personal investments if they involve Exempt Transactions (see Section IV below) or if they otherwise comply with the general principles and do not contravene the general prohibitions outlined above. Likewise, Independent Trustees are not subject to reporting requirements with respect to their securities transactions except as outlined below:
A.	Report Required for Transaction involving a Security that the Trustee knows is Being Purchased or Sold by a Fund.
i.	An Independent Trustee is required to file a quarterly report on a transaction in any Security that such Trustee knows or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Funds should know, is being purchased or sold by a Fund, or is being considered for purchase or sale by a Fund during the 15-day period immediately before or after the Trustee’s transaction in such Security.

ii.	Any such required quarterly report shall be made no later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:
(1)	The title/name of security issuer and the date of the transaction;

(2)	The nature of the transaction (i.e., buy or sell), including information sufficient to establish any exemption listed in Paragraph IV that is relied upon;

(3)	The number of shares or units or principal amount if a bond;

(4)	The price per share or bond and total purchase or sale price;
(5)	The firm effecting the transaction (i.e., name of the broker, dealer, bank).
B.	Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates, and the existence of any report shall not be construed as an admission that any event reported on constitutes a violation of this Code.

C.	The Funds, and each of its Managers, and Principal Underwriter must identify all Independent Trustees who are required to make these reports and must inform such Independent Trustees of their reporting obligation.
IV.	EXEMPT TRANSACTIONS FOR INDEPENDENT TRUSTEES

These transactions are exempt from quarterly reporting.

This Code shall not apply to the following transactions by an Independent Trustee:
(1)	Purchases or sales of Securities over which the Independent Trustee has no direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence;

(2)	Purchases or Sales of Securities which are not eligible for purchase or sale by the Funds;

(3)	Purchases or Sales of Securities which are nonvolitional on the part of either the Independent Trustee or the Funds;

(4)	Purchases of Securities which are part of an automatic dividend reinvestment plan;

(5)	Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired with respect to Securities of which you have Beneficial Ownership.

(6)	Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

(7)	Acquisitions or dispositions of Securities of a private issuer via a Private Placement. A private issuer is a corporation, partnership, limited liability company or other entity which has no outstanding publicly-traded Securities, and no outstanding Securities which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly-traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equity holder and do not have or share investment control over the Securities held by the entity.

(8)	Transactions which appear to the Compliance Officer of the Funds or his/her designee to present no reasonable likelihood of harm to the Funds and which have been authorized in advance by the Compliance Officer.
V.	CERTIFICATE OF COMPLIANCE

As an Independent Trustee, you are required to certify annually that you have read and understand this Code and recognize that you are subject to this Code (a copy of a form of which is attached hereto as Appendix I). Each annual certificate will also state that, to the best of your knowledge, you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all transactions during the prior year required to be reported under this Code.

VI.	REVIEW AND ENFORCEMENT
A.	Review
(1)	For purposes of reporting on compliance with this code of ethics, the Compliance Officer of the Funds (or his/her designees) shall from time to time review the reported personal securities transactions of Independent Trustees to determine whether any violation of this Code may have occurred, taking into account all the exemptions and exceptions provided under Section IV. The Compliance Officer or his/her designees shall review holdings reports at least annually and transaction reports at least quarterly. Before making any determination that a violation has been committed by an individual, the Compliance Officer of the Funds (or his/her designee) shall give such person an opportunity to supply additional information regarding the transaction in question.

(2)	The Compliance Officer of the Funds or his/her designees shall report at least annually to the Board regarding compliance with this Code, including violations if any and recommendations for change if necessary.
B.	Enforcement
(1)	If the Compliance Officer of the Funds (or his/her designees) determines that a violation of this Code may have occurred, they shall promptly report the possible violation to the Board. The Board, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

(2)	No person shall participate in a determination of whether he/she has committed a violation of this Code or in the imposition of any sanction against himself/herself.

VII.	RECORDS

The Funds shall maintain records in the manner and to the extent set forth in the Act and shall make the same available for appropriate examination by representatives of the Securities and Exchange Commission (“SEC”):
(1)	A copy of this Code and any other code of ethics that is, or at any time within the past five years has been in effect, shall be maintained in an easily accessible place;

(2)	A record of any violation of this Code, and of any action taken as a result of such violation, shall be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(3)	A copy of each report, including any information provided in lieu of the reports required under Section III, made pursuant to this Code by an Independent

Trustee shall be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

(4)	A record of all persons who are, or within the past five years have been, required to make reports or were responsible for reviewing these reports pursuant to this Code, shall be maintained in an easily accessible place.

(5)	A copy of each report required by Section VII.(A) (3) above shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(6)	The Funds or their investment adviser shall maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of Securities in IPOs and/or Limited Offerings, for at least five years after the end of the fiscal year in which the approval is granted.
VIII.	CONFIDENTIALITY
All reports of Securities transactions and any other information filed with the Funds pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the SEC.
IX.	DEFINITIONS
(a)	“Purchase or Sale of a Security” includes, among other things, the writing of an option to purchase or sell a Security.

(b)	“Security Held or to be Acquired” by a Fund means (i) Any Security which, within the most recent 15 days is or has been held by a Fund or is being or has been considered by a Fund or its investment adviser for purchase by a Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Security.

(c)	“Beneficial Ownership” is interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2) in determining whether a person is the beneficial owner of a Security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, (as amended from time to time), except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Independent Trustee has or acquires.[1]

(d)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act (as amended from time to time). Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

(e)	“Security” or “Securities” shall have the meaning set forth in Section 2(a)(36) of the Act (as amended from time to time), except that it shall not include “Exempt Securities” (as defined in this Code).

[1]	You are considered to have Beneficial Ownership of Securities if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have or share a direct or indirect Pecuniary Interest in the Securities. You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities. The following are examples of an indirect Pecuniary Interest in Securities:
(a)	Securities held by members of your immediate family sharing the same household; provided, however that the presumption of such beneficial ownership may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include any adoptive relationship.

(b)	Your interest as a general partner in Securities held by a general or limited partnership.

(c)	Your interest as a manager-member in the Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Securities held by a corporation or similar entity in which you hold an equity interest, unless you are a controlling equity holder and you do not have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

(a)	Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

(b)	Your ownership of a vested beneficial interest in a trust.

(c)	Your status as a settlor of a trust, if you have the power to revoke the trust without the consent of another person.

(f)	“Exempt Securities” include securities that are direct obligations of the Government of the United States, money market instruments[2] as defined under Rule 17j-1 of the Act (as amended from time to time), and shares of registered open-end investment companies, which includes shares of open-ended exchange traded funds (“ETFs”), but does not include interests in or shares of the Funds[3], or such other securities as may be excepted under the provisions of Rule 17j-1.

(g)	“Fund” or “Funds” means the Pacific Select Fund and/or Pacific Funds, and each of their Series, each a registered investment company under the Act,.

(h)	“Initial Public Offering” or “IPO” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act.

(i)	“Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

(j)	“Interested Person” shall have the meaning that is set forth in Section 2(a)(19) of the Act.

(k)	“Independent Trustee” shall mean any trustee of the Funds who is not an Interested Person of the Funds, as defined in the Investment Company Act.

(l)	“Series” shall mean a portfolio or fund of the Funds.

(m)	“Interested Trustee” shall mean a trustee of the Funds who is also an Interested Person.

(n)	“Board” shall mean collectively, the entire board of trustees of each Fund, including both Independent Trustees and Interested Trustees.

[2]	Currently, the following are exempted: bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

[3]	Shares of Pacific Funds and Pacific Select Fund include shares of each of their Series, which includes interests in Pacific Select Fund through ownership of variable contracts issued or administered by Pacific Life Insurance Company and Pacific Life & Annuity Company.

APPENDIX I
INDEPENDENT TRUSTEES CODE OF ETHICS
UNDER RULE 17j-1 OF THE INVESTMENT COMPANY ACT OF 1940
ADOPTED BY PACIFIC SELECT FUND AND PACIFIC FUNDS
I have read and understand the Independent Trustees Code of Ethics for Pacific Select Fund and Pacific Funds and recognize that it applies to me. To the best of my knowledge, I have not violated any of the provisions thereof, and I have disclosed, reported or caused to be reported all transactions during the prior year in Securities of which I had or acquired Beneficial Ownership.

Date:

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